                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement                     (as permitted by Rule 14a-6(e)(2)
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          FOOTHILL INDEPENDENT BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          FOOTHILL INDEPENDENT BANCORP
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                          FOOTHILL INDEPENDENT BANCORP

                                 April 14, 1998

Dear Shareholder:

     The Board of Directors joins me in extending to you a cordial invitation to attend the Annual Meeting of Shareholders of Foothill Independent Bancorp which will be held on Tuesday, May 12, 1998, at 4:30 P.M., at THE GLENDORA COUNTRY CLUB, 310 S. AMELIA AVENUE, Glendora, California.

     In addition to the matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting and Proxy Statement, there will be a discussion of the operations of the Company and its wholly-owned subsidiary, Foothill Independent Bank. Since your participation in Company activities is important, I hope you will be able to attend.

     Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the proxy card enclosed with the Proxy Statement so that your shares may be voted in accordance with your wishes.

                                          Sincerely,

                                          George E. Langley
                                          President and Chief Executive Officer

================================================================================
 510 South Grand Ave.  [ ]  Glendora, California 91741  [ ]  (626) 963-8551  [
                               ]  (909) 599-9351

                          FOOTHILL INDEPENDENT BANCORP
                             510 SOUTH GRAND AVENUE
                           GLENDORA, CALIFORNIA 91741

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1998

TO THE SHAREHOLDERS OF FOOTHILL INDEPENDENT BANCORP:

     The 1998 Annual Meeting of Shareholders of Foothill Independent Bancorp (the "Company") will be held at THE GLENDORA COUNTRY CLUB, 310 S. AMELIA AVENUE, Glendora, California, on Tuesday, May 12, 1998, at 4:30 P.M., for the following purposes as more fully described in the accompanying Proxy Statement:

     (1) To elect the three nominees named in the accompanying Proxy Statement to serve as directors for a term of two years.

     (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 3, 1998 will be entitled to vote at the meeting or any adjournment or postponement thereof.

     The Bylaws of the Company set forth the following procedures for nominations to the Board of Directors:

     Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business 21 days prior to any meeting of shareholders called for the election of directors or 10 days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and location of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and upon his instructions, the inspector of elections shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

                                         By order of the Board of Directors

                                         George E. Langley
                                         President and Chief Executive Officer

April 14, 1998

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD DATE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU WILL BE ENTITLED TO VOTE IN PERSON IF YOU WISH.

                                PROXY STATEMENT
                                       OF

                          FOOTHILL INDEPENDENT BANCORP
                             510 SOUTH GRAND AVENUE
                           GLENDORA, CALIFORNIA 91741

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Foothill Independent Bancorp, a California corporation (the "Company"), for use at its 1998 Annual Meeting of Shareholders to be held on Tuesday, May 12, 1998, at 4:30 P.M., at The Glendora Country Club, 310 S. Amelia Avenue, Glendora, California, and at any adjournment or postponement thereof (the "meeting"). It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so to ensure adequate representation at the meeting, directors, officers and employees of the Company or its wholly-owned subsidiary, Foothill Independent Bank (the "Bank"), may communicate with shareholders, brokerage houses and others by telephone, telegraph or in person, to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation will be borne by the Company.

     Holders of shares of common stock of the Company ("shareholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a shareholder may be revoked or superseded by executing a later dated proxy, or by giving notice of revocation to the Secretary of the Company, 510 South Grand Avenue, Glendora, California 91741, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement. This Proxy Statement is first being mailed to shareholders on or about April 14, 1998.

                               VOTING SECURITIES

     The shares of common stock constitute the only outstanding class of voting securities of the Company. Only the shareholders of the Company of record as of the close of business on April 3, 1998 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of April 3, 1998, there were 5,128,079 shares of common stock outstanding and entitled to vote. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Shareholders who abstain on any proposal or withhold authority to vote on the election of directors will be counted in determining the presence of a quorum; whereas broker non-votes will not be counted in determining the presence of a quorum. Each shareholder is entitled to one vote for each share held as of the Record Date, except that in the election of directors each shareholder may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote at the meeting, or to distribute the votes on the same principle among as many candidates as the shareholder may choose, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) any shareholder has given notice at the meeting prior to voting of that shareholder's intention to cumulate his or her votes.

                             PRINCIPAL SHAREHOLDERS

     Set forth below is certain information as of April 3, 1998 regarding the number of shares of the Company's common stock owned by any person who was known by the Company to own more than 5% of the voting securities of the Company, by each of the executive officers of the Company named in the Summary Compensation Table (the "Named Officers") and by all directors and executive officers as a group:

                                                               AMOUNT
                                                                AND
                                                             NATURE OF
                                    NAME AND ADDRESS         BENEFICIAL   PERCENT
       TITLE OF CLASS              OF BENEFICIAL OWNER       OWNERSHIP    OF CLASS
       --------------         -----------------------------  ----------   --------
Common Stock, no par value    Basswood Partners, L.P.(1)       428,978      8.37%
                              Matthew Lindenbaum
                              Bennett Lindenbaum
                              52 Forest Avenue
                              Paramus, NJ 07652
Common Stock, no par value    William V. Landecena(2)          314,319(3)   6.05%
                              510 South Grand Avenue
                              Glendora, CA 91741
Common Stock, no par value    George E. Langley(4)             171,233(5)   3.29%
                              510 South Grand Avenue
                              Glendora, CA 91741
Common Stock, no par value    Tom Kramer(6)                    102,730(7)   1.98%
                              510 South Grand Avenue
                              Glendora, CA 91741
Common Stock, no par value    Donna Miltenberger(8)             69,859(9)   1.35%
                              510 South Grand Avenue
                              Glendora, CA 91741
Common Stock, no par value    All Directors and Executive    1,270,100(10)  22.45%
                              Officers of the Company
                              as a group (10 in number)

---------------
 (1) Based on information set forth in a Schedule 13D, filed with the Securities and Exchange Commission on September 30, 1997.

 (2) Mr. Landecena is Chairman of the Board of Directors and is a Director of the Company and the Bank.

 (3) Includes 67,122 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending June 3, 1998.

 (4) Mr. Langley is President, Chief Executive Officer and a Director of the Company and the Bank.

 (5) Includes 75,971 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending June 3, 1998.

 (6) Mr. Kramer is Executive Vice President and Secretary of the Company and the Bank.

 (7) Includes 51,262 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending June 3, 1998.

 (8) Ms. Miltenberger is Executive Vice President and Chief Operating Officer of the Company and the Bank.

 (9) Includes 46,554 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending June 3, 1998.

(10) Includes an aggregate of 530,737 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending June 3, 1998.

                             ELECTION OF DIRECTORS

     At the 1998 Annual Meeting, shareholders will vote on the election of three Class I directors to serve on the Board of Directors for a two-year term ending in 2000 and until their successors are elected and have been qualified. The enclosed proxy will be voted in favor of the election to the Board of Directors of all of the three nominees named below, unless a contrary instruction is given in the proxy. All three of the nominees named below are incumbent directors of the Company that were elected by the shareholders of the Company for terms that expire in 1998. Each of the nominees named below also serve as a director of the Bank, a wholly-owned subsidiary of the Company.

     Under California law, the three nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect. Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named as proxy holders in the enclosed Proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees named below to the Board of Directors as possible.

     If any nominee becomes unavailable to serve on the Board of Directors of the Company for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     The names and certain information concerning the three (3) nominees for election as directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Also set forth below is information concerning each of the other current directors with unexpired terms who will continue in office.

DIRECTORS AND NOMINEES

                                              SHARES OF
                                 DIRECTOR   COMMON STOCK
                                  OF THE    BENEFICIALLY
                                 COMPANY     OWNED AS OF     PERCENT            PRINCIPAL OCCUPATION
    NAME AND POSITIONS      AGE  SINCE(1)   APRIL 3, 1998    OF CLASS          AND BUSINESS EXPERIENCE
    ------------------      ---  --------   -------------    --------          -----------------------
CLASS I DIRECTORS -- NOMINEES
George E. Langley           57    1980         171,233(2)      3.29%    Mr. Langley was elected President and
  President, Chief                                                      Chief Executive Officer of the
  Executive Officer and a                                               Company and the Bank effective April
  Director of the Company                                               1, 1992. For more than the prior five
  and the Bank                                                          years Mr. Langley served as an
                                                                        Executive Vice President, the Chief
                                                                        Financial Officer and Secretary of
                                                                        the Company and the Bank.
Douglas F. Tessitor         53    1995          44,110(2)         *     Mr. Tessitor is, and since 1976 has
  Director of the Company                                               been, engaged in the insurance and
  and the Bank                                                          financial planning business,
                                                                        marketing insurance products and
                                                                        providing financial planning services
                                                                        to individuals and closely held
                                                                        businesses. Prior to 1976, he held
                                                                        management positions with Union Bank
                                                                        in Los Angeles, California and with
                                                                        Chase Manhattan Bank in New York.

                                              SHARES OF
                                 DIRECTOR   COMMON STOCK
                                  OF THE    BENEFICIALLY
                                 COMPANY     OWNED AS OF     PERCENT            PRINCIPAL OCCUPATION
    NAME AND POSITIONS      AGE  SINCE(1)   APRIL 3, 1998    OF CLASS          AND BUSINESS EXPERIENCE
    ------------------      ---  --------   -------------    --------          -----------------------
Max E. Williams             53    1995          57,057(2)      1.10%    Mr. Williams is a licensed architect
  Director of the Company                                               with a Bachelor's degree in
  and the Bank                                                          Architecture and a Master's degree in
                                                                        Urban and Regional Planning. He is,
                                                                        and since 1979 has been, the owner
                                                                        and president of his own architec-
                                                                        tural firm. Prior to 1979, Mr.
                                                                        Williams was employed as an architect
                                                                        by independent real estate
                                                                        development and architectural firms,
                                                                        including Lewis Development Company
                                                                        and William L. Pereira Associates.
                                                                        Mr. Williams also is a member, and
                                                                        past president of the Inland
                                                                        California Chapter, of the American
                                                                        Institute of Architects.
CLASS II DIRECTORS
Richard H. Barker           62    1993          80,839(2)      1.56%    For 24 years, until his retirement in
  Director of the Company                                               June 1992, Mr. Barker held various
  and the Bank                                                          management positions with City
                                                                        National Bank in Beverly Hills,
                                                                        California. His most recent position
                                                                        was Senior Vice President in charge
                                                                        of sales and trading in the
                                                                        Investment Department.
Charles G. Boone            75    1973         191,879(2)      3.70%    Mr. Boone is, and for more than the
  Director of the Company                                               past five years has been, a private
  and the Bank                                                          engineering consultant in the area of
                                                                        cryogenic engineering. Prior to 1984,
                                                                        Mr. Boone was affiliated with the
                                                                        engineering firm of Linhardt &
                                                                        Associates.
William V. Landecena        73    1973         314,319(2)      6.05%    Prior to his retirement in 1981, Mr.
  Chairman of the Board of                                              Landecena had been a partner for a
  Directors and a Director                                              number of years in the Arrow Meat
  of the Company and the                                                Company.
  Bank
O. L. Mestad                75    1973         222,231(2)      4.28%    Dr. Mestad is a private investor.
  Director of the Company                                               Prior to his retirement in 1983, Dr.
  and the Bank                                                          Mestad had been engaged in the
                                                                        private practice of dentistry for
                                                                        more than twenty years. From May 1987
                                                                        until May 1992, Dr. Mestad served as
                                                                        Chairman of the Board of Directors of
                                                                        the Company and the Bank, having been
                                                                        elected to that position by the other
                                                                        members of the Board of Directors.

---------------
 *  Less than 1%

(1) All dates are the dates when the named individuals first became directors of the Bank, the Company's predecessor and wholly owned subsidiary.

(2) Includes shares subject to outstanding options exercisable during the 60-day period ending June 3, 1998, as follows: Mr. Langley -- 75,971 shares; Mr. Tessitor -- 42,900 shares; Mr. Williams -- 51,975 shares; Mr.
    Barker -- 59,969 shares; Mr. Boone -- 64,087 shares; Mr. Landecena -- 67,122 shares; and Mr. Mestad -- 69,917 shares.

     The Board of Directors of the Company held sixteen meeting during the year ended December 31, 1997. Each incumbent Director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

     There are no family relationships among any of the directors or executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon information made available to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding 10 percent or more of the Company's common stock were satisfied with respect to the Company's fiscal year ended December 31, 1997.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Bank has established an Examining and Audit Committee and a Compensation Committee. The Board of Directors of the Company has not established any such committees.

     The Examining and Audit Committee is comprised of five directors selected by the Board of Directors of the Bank. The members of the Examining and Audit Committee are O. L. Mestad, Richard H. Baker, William V. Landecena, Douglas F. Tessitor and Max E. Williams. The Examining and Audit Committee is authorized to handle all matters which it deems appropriate regarding the independent accountants for the Company and the Bank and to otherwise communicate and act upon matters relating to the review and audit of their books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company and the Bank. In addition, the Examining and Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the independent accountants for the Company and the Bank. The Examining and Audit Committee held eight meetings during the year ended December 31, 1997.

     The Compensation Committee is comprised of five directors selected by the Board of Directors of the Bank. The members of the Committee are William V. Landecena, O. L. Mestad, Richard H. Barker, Douglas F. Tessitor and Max E. Williams. The Compensation Committee makes determinations with respect to compensation to be paid to the officers and other key employees of the Bank and is responsible for establishing compensation and fringe benefit programs for the employees of the Bank. The Compensation Committee held three meetings during the year ended December 31, 1997.

     The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Boards of Directors of the Company and the Bank.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the three fiscal years ended December 31, 1997 by the Company's and the Bank's executive officers whose salary and bonus exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                              ------------------------------
                                                                 AWARDS          PAYOUTS
                                   ANNUAL COMPENSATION        -------------   --------------
                              -----------------------------                     LONG-TERM
          NAME AND                                  BONUS     STOCK OPTIONS   INCENTIVE PLAN    ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY($)      ($)(1)      (SHARES)         PAYMENTS      COMPENSATION
     ------------------       ----   ---------     --------   -------------   --------------   ------------
George E. Langley...........  1997   $235,048(2)   $120,975       20,000        N/A              $17,714(3)
  President and Chief         1996    224,048(2)    111,740       12,000                          16,059(3)
  Executive Officer           1995    220,983(2)     74,720       15,000                          14,944(3)
  of Company & Bank
Tom Kramer..................  1997    154,103        76,404        5,000        N/A               13,259(4)
  Executive Vice              1996    154,103        86,097       12,000                          12,325(4)
  President, Chief            1995    149,936        57,573       10,000                          11,215(4)
  Credit Officer and
  Secretary of Company &
  Bank
Donna Miltenberger..........  1997    146,969        79,328       15,000        N/A                3,268(5)
  Executive Vice              1996    141,292        79,126       12,000                           3,750(5)
  President and               1995    134,458        51,790       10,000                           3,607(5)
  Chief Operating Officer of
  Company & Bank

---------------
(1) Bonuses paid to the Named Officers are pursuant to annual incentive compensation programs established each year for all employees of the Bank, including the Bank's executive officers. Under this program, performance goals, relating to such matters as deposit and loan growth, improvements in loan quality and profitability were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Bank achieved or exceeded the performance goals.

(2) Salary figures for Mr. Langley include directors' fees paid to him by the Company and the Bank in each year presented.

(3) Includes $14,381 in above-market earnings accrued in 1997, $12,309 in 1996 and $11,417 accrued in 1995, on compensation deferred in the years 1985 through 1988 under a deferred compensation plan in effect during that period designed to provide retirement benefits for officers and other key management employees (the "1985 Deferred Compensation Plan") and employer contributions to the Company's 401(k) Plan (the "401k Plan") of $3,333 in 1997, $3,750 in 1996 and $3,527 in 1995.

(4) Includes $10,048 in above-market earnings accrued in 1997, $8,575 in 1996 and $7,900 accrued in 1995, on compensation deferred in 1985 through 1989 by Mr. Kramer under the 1985 Deferred Compensation Plan and employer contributions to the 401k Plan of $3,210 in 1997, $3,750 in 1996 and $3,315 in 1995.

(5) Includes employer contributions to the 401k Plan of $3,268 in 1997, $3,750 in 1996 and $3,607 in 1995.

OPTION GRANTS

     The following table provides information on option grants in fiscal 1997 to the Named Officers.

                                                                                          POTENTIAL REALIZABLE
                                                                                                VALUE OF
                                                                                           OPTIONS AT ASSUMED
                                               PERCENT OF                                     ANNUAL RATES
                                              TOTAL OPTIONS                                  OF STOCK PRICE
                                               GRANTED TO                                   APPRECIATION FOR
                                  OPTIONS     ALL EMPLOYEES     EXERCISE                     OPTION TERM(6)
                                 GRANTED IN     IN FISCAL        PRICE       EXPIRATION   ---------------------
             NAME                   1997         1997(4)      ($/SHARE)(5)     DATES         5%          10%
             ----                ----------   -------------   ------------   ----------   ---------   ---------
George E. Langley..............   20,000(1)       22.73%        $ 11.50       1/27/07     $144,900    $365,700
Tom Kramer.....................    5,000(2)        5.68%        $15.375       9/29/07     $ 48,431    $122,231
Donna Miltenberger.............   15,000(3)       17.04%        $13.875       9/11/07     $131,119    $330,919

---------------
(1) Shares become exercisable in 3 annual installments of 6,459 shares on January 28, 1997, 8,695 shares on January 28, 1998 and 4,846 shares on January 28, 1999.

(2) Shares become exercisable on September 30, 1997.

(3) Shares become exercisable in 3 annual installments of 7,060 shares on September 12, 1997, 7,207 shares on January 1, 1998 and 733 shares on January 1, 1999.

(4) Options to purchase an aggregate of 88,000 shares were granted to all employees in fiscal 1997, including the Named Officers.

(5) The exercise price may be paid by delivery of already-owned shares.

(6) There is no assurance that the values that may be realized by an executive on exercise of his or her options will be at or near the value estimated in the table, which utilizes arbitrary compounded rates of growth of stock price of 5% and 10% per year.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information on option exercises in fiscal 1997 by the Named Officers and the value of unexercised in-the-money options held by the Named Officers as of December 31, 1997.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-MONEY
                                SHARES                         OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(3)
                               ACQUIRED          VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ---------------   -----------   -----------   -------------   -----------   -------------
George E. Langley                        --          --        75,971         5,330        $700,743        $33,548
Tom Kramer                               --          --        51,262            --        $468,013        $    --
Donna Miltenberger                    6,352     $49,443(1)     46,554           733        $356,576        $ 2,107
                                      6,987      84,532(2)

---------------
(1) The average of the high and low prices of the Company's common stock on March 20, 1997 (the exercise date) on the NASDAQ National Market was $13.6875

(2) The average of the high and low prices of the Company's common stock on December 11, 1997 (the exercise date) on the NASDAQ National Market was $16.75.

(3) The average of the high and low prices of the Company's common stock on December 31, 1997 on the NASDAQ National Market was $16.75.

     Employment Agreements. Under an employment agreement which became effective October 1, 1997 and replaces a prior employment agreement that would have otherwise expired March 31, 1998, Mr. Langley is employed as the Bank's President and Chief Executive Officer for a three-year term expiring September 30, 2000. Under that agreement, Mr. Langley receives a base annual salary of $244,000 and is entitled to participate in any bonus or incentive compensation programs and other employee benefit plans generally made available to executives and key employees of the Bank. The Bank also has agreed to furnish Mr. Langley with the use of an automobile and to provide him with certain supplemental insurance benefits. Under the employment agreement, the Bank may terminate Mr. Langley's employment at any time without cause. In the event that Mr. Langley's employment is terminated without cause prior to September 30, 2000, Mr. Langley's salary, bonuses and other benefits would be continued for a period of three years measured from the September 30 immediately following such termination. In October 1997, Mr. Langley and the Bank entered into a severance compensation agreement. Under such agreement, if there is a change in ownership of the Bank or the Company, whether by acquisition of shares, merger or sale of assets, and following such change in ownership, Mr. Langley's employment is terminated without cause, or if Mr. Langley terminates his employment due to a reduction in his compensation or the scope of his authority or duties, Mr. Langley shall receive a payment equal to the sum of (i) an amount equal to three times the highest base salary paid to Mr. Langley during the twelve month period prior to such termination, (ii) an amount equal to the bonuses that would have been paid to Mr. Langley under any applicable incentive compensation plans, assuming all performance goals established under such plans had been met and (iii) an amount equal to the difference between the exercise price and the fair market value of all shares subject to vested and unvested stock options held by Mr. Langley. In addition, upon such termination following a change in ownership of the Bank or the Company, Mr. Langley's benefits would be continued for a period of three years from the date of termination. In the event of Mr. Langley's death while employed as the Bank's President and Chief Executive Officer, salary and bonuses shall cease, but the Bank will be obligated to continue the dependent health and dental insurance coverage for Mr. Langley's wife and children for a period of three years thereafter. If Mr. Langley's employment is terminated for cause, by reason of resignation, or due to a medical disability, and Mr. Langley, during the period ending on the later of September 30, 2000 or the first anniversary of the effective date of such termination, refrains from accepting employment from, and from providing consulting or advisory services to, any competing banking or depository institution, then, for such period all life, medical, dental and disability insurance programs in which Mr. Langley was participating at that time will be continued.

     The Bank also has an agreement with Mr. Kramer and Ms. Miltenberger which entitles them each to receive two full years' compensation if they are terminated or their compensation or job responsibilities are reduced following a change in ownership of the Company or the Bank, whether by acquisition of shares, merger or sale of assets.

     Directors' Fees. During fiscal 1997 the Bank paid the Chairman of the Board of Directors $1,950 per month and each other director, including Mr. Langley, $1,550 per month in directors' fees for services and attendance at Board and committee meetings, and each director received $454 per month as reimbursement for health insurance premiums.

     Deferred Compensation Plans. Effective January 1, 1985, the Bank adopted the 1985 Deferred Compensation Plan, a voluntary unfunded deferred compensation plan, which permitted selected key, salaried employees of the Bank to defer receipt of a portion of their annual salaries and bonuses that would otherwise have been paid during a four-year period ended December 31, 1988. The 1985 Deferred Compensation Plan was established to attract and retain key employees and directors by providing them with a supplemental retirement benefit in an amount determined on the basis of the amount of salary deferred annually over that four-year period and the participant's age at the time of participation. The supplemental retirement benefits will be payable over ten years commencing on the participant's retirement date, except that if the participant dies prior thereto, his or her beneficiaries would receive a death benefit, in lieu of the retirement benefit, over a ten year period. The benefit payments are not subject to any reduction for Social Security benefits or other offset amounts. A total of 19 employees, including Messrs. Langley and Kramer participated in the 1985 Deferred Compensation Plan. The 1985 Deferred Compensation Plan is administered by a committee of the Board of Directors of the Bank.

     The Bank has purchased life insurance on employees participating in the 1985 Deferred Compensation Plan in amounts that, in the aggregate, are expected, on an actuarial basis, to fund all of its future obligations under this plan. The Bank is the owner and sole beneficiary of all such life insurance. Thus, no direct allocation of cost is made to any one employee and no amount attributable to the expenses of the 1985 Deferred Compensation Plan is included in the Summary Compensation Table set forth above. Earnings on amounts in each participant's account accrue at an annual fixed rate. It is estimated that, under this Plan, Mr. Langley will receive approximately $127,500 per year over the ten-year period following his retirement and Mr. Kramer will receive approximately $140,000 per year for ten years following his retirement.

     Under a deferred compensation plan presently in effect, officers and other key employees are entitled, prior to the beginning of each fiscal year, to elect to defer a portion of their annual salary in the upcoming year under annually established unfunded deferred compensation programs designed to provide for each participating employee a supplemental retirement benefit in an amount based on the salary deferred and earnings thereon.

     Certain Transactions. The Bank has had, and in the future may have, banking transactions in the ordinary course of its business with directors, principal shareholders and their associates, including the making of loans to directors and their associates. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with unaffiliated persons. In addition, such loans are made only if they do not involve more than the normal risk of collectibility and do not present other unfavorable features.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee is responsible for approving, and evaluating the efficacy of, compensation policies and programs for the Bank, which employs all of the Company's executive officers, and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors. In fiscal 1997 the members of the Compensation Committee were William V. Landecena, O.L. Mestad, Richard H. Barker, Douglas F. Tessitor, and Max E. Williams, all of whom are non-employee Directors of the Company and the Bank.

     The following report is submitted by the Compensation Committee members with respect to the executive compensation policies established by the Compensation Committee and approved by the Board of Directors of the Bank and the compensation of executive officers in fiscal 1997.

COMPENSATION POLICIES AND OBJECTIVES

     In adopting, and also evaluating the effectiveness of, compensation programs for executive officers, as well as other employees of the Bank, the Compensation Committee is guided by three basic principles:

     - The Company and the Bank must be able to attract and retain highly-qualified and experienced banking professionals with proven performance records.

     - A substantial portion of annual executive compensation should be tied to the Bank's performance, measured in terms of profitability, asset growth and asset quality.

     - The financial interests of the Company's senior executives should be aligned with the financial interests of the shareholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's common stock.

     Attracting and Retaining Executives and Other Key Employees. There is substantial competition among banks and other financial institutions and service organizations for qualified banking professionals. In order to retain executives and other key employees, and to attract additional well-qualified banking professionals when the need arises, the Company strives to offer salaries and health care, retirement and other employee benefit programs to its executives and other key employees which are competitive with those offered by other financial institutions and service organizations in California.

     In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial organizations which are comparable, in terms of asset-size, capitalization and performance, to the Bank. Another factor which is considered in establishing salaries of executive officers is the cost of living in Southern California, which generally is higher than in other parts of the country. Effective October 1, 1997, the salary of Ms. Miltenberger was increased by 12.18% to bring her salary in line with prevailing salaries of executive officers at comparable banking institutions and to adjust for increases that had occurred in the consumer price index in Southern California.

     In addition, the Bank has followed the practice of entering into multi-year employment agreements with its Chief Executive Officer. Such agreements serve to assure continuity in that position and to deter competing banks from attempting to hire away the Bank's Chief Executive Officer.

     In October 1997, the Bank entered into a new three year employment agreement with George Langley, the Company's Chief Executive Officer, which extends his employment for three years to September 30, 2000. Under that employment agreement, Mr. Langley's base annual salary is $244,000. The decision to enter into a three year employment agreement with Mr. Langley was based on a number of factors, including the Bank's performance during his tenure as Chief Executive Officer, Mr. Langley's long tenure with the Bank for which he has served as an executive officer since 1976, and the continuity and stability of management that Mr. Langley's retention as Chief Executive Officer provides to both the Company and the Bank.

     Performance-Based Compensation. The Compensation Committee believes that payment of compensation in excess of a senior executive's base salary should be made dependent on the level of profitability achieved by the Bank and its comparative performance as measured against the performance of other banking institutions of comparable size in Northern and Southern California ("Peer-Group Banks").

     The Compensation Committee has identified several performance factors which affect a bank's profitability and which the Compensation Committee believes are important to the enhancement of shareholder values. These include asset growth; the quality and collectibility of the Bank's assets, which consist primarily of loans and investment securities; the volume and mix of deposits, which affect the Company's net interest margin or "spread" and also its fee income; and the level of non-interest expense. On the basis of evaluations of the prior year's operations, economic and market conditions in the Bank's service areas and management and outside consultant reports, at the beginning of each fiscal year the Board of Directors establishes annual performance goals for the Bank in each of these areas, and weights these performance factors in terms of their anticipated impact on the Bank's earnings, and also establishes an earnings goal for the year. As a general rule, the performance goals that are established require that the Bank achieve a level of profitability in excess of at least the average profitability achieved by the Peer-Group Banks as a condition to the payment of any bonuses to senior executives. If that condition is satisfied, a percentage (determined by the Compensation Committee at the beginning of the fiscal year) of the higher-than-average earnings achieved by the Bank are set aside as a pool from which bonuses are paid. The amount of the bonuses that are paid from that pool, in turn, is based on the extent to which the Bank has achieved or exceeded the goals in each of the performance areas described above.

     As a result of these performance-based bonus programs, as a general rule executive compensation will be higher and the proportion of each executive's total cash compensation that is represented by incentive or bonus compensation will increase in those years when performance goals are exceeded. In 1997, the Bank's performance exceeded a number of the performance goals established for 1997. However, the Bank's performance in 1997, in relation to the performance goals established for 1997, paralleled the Bank's performance in 1996, in relation to the performance goals established for 1996. As a result, in 1997 bonus compensation represented 33.9% of Mr. Langley's total cash compensation, as compared to 33.3% in 1996, 33.1% of Mr. Kramer's total compensation as compared to 35.8% in 1996 and 35.0% of Ms. Miltenberger's total cash compensation as compared to 35.9% in 1996.

     Stock Programs. In order to align the financial interests of senior executives and other key employees with those of the shareholders, the Company grants stock options to its senior executives and other key employees on a periodic basis. Stock option grants reward senior executives and other key employees for performance that results in improved market performance of the Company's stock, which directly benefits all shareholders. Generally, the number of shares included in each stock option grant is determined based on an evaluation of the executive's importance to the future performance of the Bank. As a result, as a general rule, the more senior the executive, the greater the number of option shares that are awarded. In addition, in 1993 the Bank established a 401(k) Plan in which all employees, including executive officers, may participate. Under this plan, employees may make contributions which they may elect to have invested in Company common stock. In addition, the Company makes matching contributions of up to 4% of amounts contributed by participants, with shares of Company common stock. Each of the named officers participated in this plan in 1997.
                                          William V. Landecena
                                          O.L. Mestad
                                          Richard H. Barker
                                          Douglas F. Tessitor
                                          Max E. Williams

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the performance graph on page 11 shall not be incorporated by reference into any such filings.

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 composite index and an index of peer group companies published by SNL Securities, L.P.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                        FOOTHILL
        MEASUREMENT PERIOD             INDEPENDENT                          SNL BANKS (UNDER
      (FISCAL YEAR COVERED)              BANCORP             S&P 500             $500M)
12/31/92                                 100.00              100.00              100.00
12/31/93                                 146.13              110.08              130.56
12/31/94                                 144.84              111.53              140.42
12/31/95                                 147.51              153.44              192.09
12/31/96                                 233.24              188.52              247.24
12/31/97                                 373.67              251.44              421.47

                          SOURCE: SNL SECURITIES, L.P.

     The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the S&P composite index and the peer group companies is based on the stock price or composite index at the end of fiscal 1992.

     The graph above compares the performance of the Company with that of (i) the S&P 500 composite index and (ii) an index, published by SNL Securities, L.P., which is made up of banks and bank holding companies, including the Company, that have securities publicly traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market, and that have assets with a value less than $500,000,000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Vavrinek, Trine, Day & Company, who were the Company's independent accountants for the fiscal year ended December 31, 1997, have been selected by the Board of Directors as the Company's independent accountants for the fiscal year ending December 31, 1998. A representative of Vavrinek, Trine, Day & Company will attend the meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 1998 Annual Meeting of Shareholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 15, 1998. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          George E. Langley
                                          President

April 14, 1998

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1997 is being mailed to all shareholders of record as of April 3, 1998 concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, FOOTHILL INDEPENDENT BANCORP, 510 SOUTH GRAND AVENUE, GLENDORA, CALIFORNIA 91741.

PROXY

                          FOOTHILL INDEPENDENT BANCORP
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF THE SHAREHOLDERS
                                  MAY 12, 1998

The undersigned hereby nominates, constitutes and appoints Richard H. Barker, William V. Landecena and O.L. Mestad, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of FOOTHILL INDEPENDENT BANCORP which the undersigned is entitled to represent and vote at the 1998 Annual Meeting of Shareholders of the Company to be held at The Glendora Country Club, 310 So. Amelia Avenue, Glendora, California, on May 12, 1998, at 4:30 p.m., and at any and all adjournments thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND
     RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

       IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY




--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                              Please mark
                                                              your votes   /X/
                                                                as this.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1



1. ELECTION OF DIRECTORS

   Election of the following nominees as Class I directors for a two year term:

                     FOR all
                    nominees               WITHHOLD
                  listed below            AUTHORITY
                   (except as             to vote for
                 marked to the           all nominees
                 contrary below)         listed below
                     /   /                   /   /

           George E. Langley, Douglas F. Tessitor and Max E. Williams

(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        I will attend meeting  /  /

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ABOVE ON THIS PROXY. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

Signature(s)
            --------------------------------------------------------------------

Date                                          , 1998
    ------------------------------------------

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -